NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0110 Dated January 22, 1996   Rule 424(b)(2)
(To Prospectus dated November 24, 1995 and           File number: 33-63097
Prospectus Supplement dated January 10, 1996)


Senior Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  42,000,000.00
Issue Price:                             100.000%    $  42,000,000.00
Commission or Discount:                    0.172%    $      72,240.00
Proceeds to Company:                      99.828%    $  41,927,760.00


Agent:                            Merrill Lynch & Co., as Agent


Original Issue Date:              January 25, 1996
Stated Maturity Date:             January 25, 2001

                                  63858R-DB-4
Cusip #:
Form:                             Book entry only

Interest Rate:                    5.750% Fixed

Interest Payment Dates:           January 25 and July 25, commencing on
                                  July 25, 1996


Discount Note?                                                    No

May the Notes be redeemed by the Company prior to maturity?       No

May the notes be repaid prior to maturity at the option of the
holder?                                                           No